Exhibit 3.2
RANGE RESOURCES CORPORATION
AMENDED AND RESTATED BY-LAWS
(As amended through ~~December 5, 2003~~February 12, 2009)
PREAMBLE
     These By-laws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the certificate of incorporation (as the same may be amended and restated from time to time, the “Certificate of Incorporation”) of Range Resources Corporation, a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these By-laws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the Certificate of Incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation, as the case may be, will be controlling.
ARTICLE I
Offices
     Section 1.1 Registered Office. The initial registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.
     Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
     Section 2.1 Place of Meeting. All meetings of stockholders of the Corporation (“Stockholders”) for the election of directors of the Corporation (“Directors”) shall be held in the city of Fort Worth, Texas, or in such other places both within and without the State of Delaware as the Board may determine; and the Board shall fix the place within such city for the holding of such meeting. Meetings of Stockholders for any other purpose may be held at such place, within or without the State of Delaware, and time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2.2 Annual Meeting. The annual meeting of Stockholders (the “Annual Meeting”) shall be held the second to last Thursday in May in each year commencing at 9:00 a.m., or at such other time as the Board shall designate. The meeting shall be held for the ~~purpose of electing by a plurality vote a Board~~purposes of electing directors of the Corporation (“Directors”) to succeed those Directors whose terms expire and transacting such other business as may properly be brought before the meeting. If the election of Directors shall not be held on the day designated for any Annual Meeting, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the Stockholders as soon thereafter as conveniently possible. Except as otherwise permitted by law, no Stockholder shall require the Board to call an Annual Meeting.
     Section 2.3 Special Meeting. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the President or the Board, and shall be called by the Chairman of the Board, the President, a Vice President or the Secretary at the request in writing of Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting. The Chairman of the Board, President or Directors so calling, or the Stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.
     Section 2.4 Notice of Meeting. Written notice of the Annual Meeting, and each special meeting of Stockholders, stating, in the case of a special meeting, the time, place and, in general terms, the objects thereof~~‘~~, shall be served upon, mailed to or otherwise given to each Stockholder entitled to vote thereat, at least ten (10) days but not more than sixty (60) days before the date of the meeting. If such notice is to be sent by mail, it shall be directed to each Stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of Stockholders shall not be required to be given to any Stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.
     Section 2.5 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of Stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these By-laws. If a quorum shall not be present, in person or by proxy, at any meeting of Stockholders or any adjournment thereof, the chairman of the meeting or a majority in interest of the Stockholders entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the Board, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present, in person or by proxy; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the adjourned meeting.
     Section 2.6 Voting. When a quorum is present at any meeting of Stockholders, the vote of the holders of a majority of the stock having voting power present in person or
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represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The Stockholders present at a meeting constituted in accordance with these By-laws may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum. Every Stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Stockholder, bearing a date not more than eleven months prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument of proxy shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares. Every such Stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its Stockholders entitled to vote, no share of stock shall be voted at any election for Directors which has been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.
     Section 2.7 Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-laws of such corporation may prescribe or, in the absence of such provision, as the Board of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A Stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.
     Section 2.8 Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.
     Section 2.9 Closing Transfer Books or Fixing Record Date. The Board may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the
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date of any meeting of Stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights or the date when any change, or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty (60) days in connection with obtaining the consent of Stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of Stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
     Section 2.10 Notice of Stockholder Business at Annual Meeting.
          (a) At an Annual Meeting of the Stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of a majority of the members of the Board, or (iii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of notice provided for in these By-laws, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 2.10.
          (b) For business to be properly brought before an Annual Meeting by a Stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.10, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal place of business. To be timely, a Stockholder’s notice must be received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days before the date of the Corporation’s proxy statement released to Stockholders in connection with the previous year’s Annual Meeting; provided, however, if the Corporation did not hold an Annual Meeting the previous year, or if the date of the current year’s Annual Meeting is changed by more than thirty (30) days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Corporation begins to print and mail its proxy materials. A Stockholder’s notice to the Secretary with respect to business to be brought at an Annual Meeting shall set forth (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the Annual Meeting, (ii) with respect to each such Stockholder, that Stockholder’s name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of capital stock of the Corporation beneficially owned by that Stockholder and (iii) any interest of the Stockholder in the proposed business.
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          (c) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in these By-laws. The chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in these By-laws shall relieve a Stockholder who proposes to conduct business at an Annual Meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.
     Section 2.11 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting.
     Section 2.12 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President, shall preside at all meetings of Stockholders. The Secretary shall keep the records of each meeting of Stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these By-laws or by some person appointed by the meeting.
     Section 2.13 Certain Rules of Procedure Relating to Stockholder Meetings. All Stockholder meetings, annual or special, shall be governed in accordance with the following rules:
          (a) only Stockholders of record will be permitted to present motions from the floor at any meeting of Stockholders; and
          (b) the chairman of the meeting shall preside over and conduct the meeting, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting, to silence or expel persons to ensure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any Stockholder, to limit the number of questions a Stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to Stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a Stockholder may name.
     Section 2.14 Requests for Stockholder List and Corporation Records. Stockholders shall have those rights afforded under the Delaware General Corporation Law to inspect a list of Stockholders and other related records and make copies or extracts therefrom. Such request shall
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be in writing in compliance with Section 220 of the Delaware General Corporation Law. In addition, any Stockholder making such a request must agree that any information so inspected, copied or extracted by the Stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation. Each Stockholder desiring a photostatic or other duplicate copies of any of such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation’s principal executive offices are located. Alternative arrangements with respect to this Section 2.14 may be permitted in the discretion of the President of the Corporation or by vote of the Board.
ARTICLE III
Board of Directors
     Section 3.1 Powers. The business and affairs of the Corporation shall be managed by its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by the Stockholders.
     Section 3.2 Number, Election and Term. The number of Directors which shall constitute the whole Board shall be not less than three (3) nor more than fifteen (15). Such number of Directors shall, from time to time, be fixed and determined by the Directors and shall be set forth in the notice of any meeting of Stockholders held for the purpose of electing Directors. Election of Directors need not be by ballot. ~~The Directors shall be elected at the Annual Meeting of Stockholders~~ Except as otherwise provided by the Certificate of Incorporation or these By-laws, each Director shall be elected by the vote of the majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present ~~by~~, provided that if the Board determines that the number of nominees exceeds the number of Directors to be elected at such meeting (a “Contested Election”) and the Board has not rescinded such determination by the record date for such meeting as initially announced, then the Directors shall be elected by a vote of a plurality of the votes ~~of the shares present in person or represented by proxy and entitled to vote on the election of directors or a class of directors, except as provided in Sections 2.2 and 3.4.~~cast. For purposes of Article III of these By-laws, a majority of the votes cast shall mean the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election. The following shall not be counted as votes cast either “for” or “against” a Director’s election: (i) a share whose ballot is marked as withheld; (ii) a share otherwise present at the meeting but for which there is an abstention or (iii) a share otherwise present at the meeting as to which a Stockholder gives no authority or direction, including a “broker non-vote.” Each Director elected shall hold office until ~~the Annual Meeting of Stockholders of the Corporation next succeeding his election or until~~ his successor is duly elected and qualified or until his earlier death, resignation or removal. Directors need not be residents of Delaware or Stockholders ~~of the Corporation~~.
     Section 3.3 Nomination of Director Candidates.
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          (a) Nominations of persons for election to the Board at a meeting of Stockholders may be made (i) by or at the direction of the Board or (ii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of notice provided for in these By-laws, who shall be entitled to vote for the election of the director so nominated and who complies with the notice procedures set forth in these By-laws.
          (b) Nominations by Stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation at the Corporation’s principal place of business. To be timely, a Stockholder’s notice must be received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than one hundred twenty (120) calendar days before the date of the Corporation’s proxy statement released to Stockholders in connection with the previous year’s Annual Meeting; provided, however, if the Corporation did not hold an Annual Meeting the previous year, or if the date of the current year’s Annual Meeting is changed by more than thirty (30) days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Corporation begins to print and mail its proxy materials, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. Such notice shall set forth (x) as to each nominee for election as a Director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors, or that otherwise would be required, in each case pursuant to Regulation 1 4A under the Exchange Act (including such person’s written consent to serve as a Director if elected and, if applicable, to being named in the proxy statement as a nominee), and (y) if the nomination is submitted by a Stockholder of record, (1) the name and address, as they appear on the Corporation’s books, of such Stockholder of record and the name and address of the beneficial owner, if different, on whose behalf the nomination is made and (2) the class and number of shares of the Corporation which are beneficially owned and owned of record by such Stockholder of record and such beneficial owner. At the request of the Board, any person nominated by the Board for election as a Director shall furnish the Secretary of the Corporation that information required to be set forth in the Stockholder’s notice of nomination which pertains to the nominee.
          (c) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in these By-laws. The election of any Director in violation of these By-laws shall be void and of no force or effect. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these By-laws, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-laws.
          (d) In order for any incumbent Director to become a nominee of the Board of Directors for further service on the Board, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board in accordance with policies and procedures adopted by the Board for such purpose. In the event an incumbent
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Director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Governance and Nominating Committee, or such other committee designated by the Board pursuant to these By-laws, shall make a recommendation to the Board as to whether to accept of reject the resignation of such incumbent Director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors or other information that they consider appropriate and relevant.
          (e) If the Board accepts a Director’s irrevocable resignation pursuant to Section 3.3(d) of these By-laws, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board may fill the resulting vacancy in accordance with the provisions of these By-laws.
     Section 3.4 Vacancies and Additional Directors. Any Director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If any vacancy occurs in the Board caused by death, resignation, retirement, disqualification or removal from office of any Director, or otherwise, or if any new directorship is created by an increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, may choose a successor or fill the newly created directorship; and a Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen, and until his successor shall be duly elected and shall qualify, unless sooner displaced. No decrease in the number of Directors constituting the entire Board shall have the effect of shortening the term of any incumbent Director.
     Section 3.5 Regular Meeting. A regular meeting of the Board shall be held each year, without other notice than these By-laws, at the place of, and immediately following, the Annual Meeting of Stockholders; and other regular meetings of the Board shall be held each year, at such time and place as the Board may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.
     Section 3.6 Special Meeting. A special meeting of the Board may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of a majority of the Directors. The Chairman of the Board or President so calling, or the Directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.
     Section 3.7 Notice of Special Meeting. Written notice of special meetings of the Board shall be given to each Director at least twenty-four (24) hours prior to the time of such meeting. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not
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lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice of waiver of notice of such meeting, except that notice shall be given of any proposed amendment to these By-laws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.
     Section 3.8 Quorum. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A majority of committee members shall constitute a quorum for the transaction of business at any meeting of a Board committee; provided, however, that fifty percent (50%) of the members of any committee of the Board shall constitute a quorum for transacting business at any meeting of such committee, if such committee is comprised of an even number of committee members.
     Section 3.9 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, as provided in Article TV of these By-laws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
     Section 3.10 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
     Section 3.11 Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the Directors; but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or any meeting of a committee of Directors. No provision of these By-laws shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
Committee of Directors
     Section 4.1 Designation, Powers and Name. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of two or more of the Directors of the Corporation, which shall have and may exercise such of the powers of the Board in the management of the business and affairs of the
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Corporation, as may be provided in the resolution, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board. The Board may also designate a member of any such committee to be the Chairman thereof, and such Chairman shall preside at the meetings of such committee and shall perform such other duties as may be designated by the Board.
     Section 4.2 Minutes. Each committee of Directors shall keep regular minutes of its proceedings and report the same to the Board when required.
     Section 4.3 Compensation. Members of a special or standing committees may be allowed compensation for attending committee meetings, if the Board shall so determine.
ARTICLE V
Notice
     Section 5.1 Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these By-laws notice is required to be given to any Director, member of any committee or Stockholder, and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, Director or Stockholder at his address as it appears on the books or (in the case of a Stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex or telefax). If mailed, notice to a Director, member of a committee or Stockholder shall be deemed to be given when deposited in the United States mail in a sealed envelope, with postage thereon prepaid, addressed, in the case of a Stockholder, to the Stockholder at the Stockholder’s address as it appears on the records of the Corporation or, in the case of a Director or a member of a committee to such person at his business address. If sent by telegraph, notice to a Director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.
     Section 5.2 Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a Stockholder, Director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
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ARTICLE VI
Officers
     Section 6.1 Officers. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board (if such office is created by the Board), a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer. The Board may by resolution create the office of Vice Chairman of the Board and define the duties of such office. The Board may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices, other than the offices of the President and Secretary, or Chairman of the Board and Secretary, may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Company in more than one capacity, if such instrument is required by law, these By-laws or any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board, Vice Chairman of the Board (if such office is created by the Board) and President shall be elected from among the Directors. With the foregoing exceptions, none of the other officers need be a Director, and none of the officers need be a Stockholder of the Corporation or a resident of the State of Delaware.
     Section 6.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at its first regular meeting held after the Annual Meeting of Stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a Director in the case of the Chairman of the Board, Vice Chairman of the Board and President.
     Section 6.3 Removal and Resignation. Any officer or agent elected or appointed by the Board may be removed without cause by the affirmative vote of a majority of the Board whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 6.4 Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board for the unexpired portion of the term.
     Section 6.5 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board or pursuant to its direction and no officer shall be prevented from receiving such salary by reason of his also being a Director.
     Section 6.6 Chairman of the Board. The Chairman of the Board shall be a member of the Board. By virtue of his office he shall be a member of the Executive Committee if such committee be created. He shall preside at all meetings of the Board and Stockholders of the Corporation. He shall formulate and submit to the Board or the Executive Committee matters of general policy for the Corporation and shall perform such other duties as usually appertain to the
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office or may be designated by the Board or the Executive Committee. He may be designated by the Board as the Chief Executive Officer of the Corporation and in the event he is so designated shall have the duties and powers of the Chief Executive Officer as provided in Section 6.8.
     Section 6.7 President. The President shall be a member of the Board. By virtue of his office he shall be a member of the Executive Committee if such committee is created. In the absence of the Chairman of the Board and the Vice Chairman of the Board (if such office is created by the Board), the President shall preside at all meetings of the Board and the Stockholders. He may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board as he is so designated by the Chairman of the Board when he is present, or in the Chairman of the Board’s absence by the Vice Chairman of the Board. The President may be designated as the Chief Operating Officer of the Corporation and as such, subject to the control of the Board, the Executive Committee and the Chairman of the Board (if the Chairman of the Board shall have been designated Chief Executive Officer), shall supervise and direct the operations of the Corporation and shall perform such other duties as may be assigned to him by the Board, the Executive Committee or the Chairman of the Board (if the Chairman of the Board shall have been designated Chief Executive Officer). He may sign with the Secretary, or any other officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these By-laws or by the Board to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The President may be designated by the Board as the Chief Executive Officer of the Corporation and in the event he is so designated shall have the duties and powers of the Chief Executive Officer of the Corporation as provided in Section 6.8. In the absence of the Chairman of the Board (if he shall have been designated as Chief Executive Officer) or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer.
     Section 6.8 Chief Executive Officer. The Board may designate either the Chairman of the Board or the President as the Chief Executive Officer, and such officer so designated, subject to the control of the Board, shall be responsible for and control the business and affairs of the Corporation.
     He shall be the Chairman of the Executive Committee, if such committee shall be created by the Directors, unless the Board shall have designated another Director of the Corporation as the Chairman of the Executive Committee.
     He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board. The Chief Executive Officer shall keep the Board and the Executive Committee fully informed and shall consult with them concerning the business of the Corporation. He may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these By-laws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy
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to any other officer of the Corporation to vote, all shares of the stock of any other corporation standing in the name of the Corporation and in general he shall perform all other duties as usually appertain to the Chief Executive Officer and such other duties as may be prescribed by the Stockholders, the Board or the Executive Committee from time to time.
     Section 6.9 Vice Presidents. The Vice Presidents shall perform such duties as from time to time may be assigned to them by the Chief Executive Officer, the Board or the Executive Committee. If directed by the Board, the Chief Executive Officer or the President, any Vice President may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these By-laws or by the Board to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.
     Section 6.10 Secretary. The Secretary shall: (a) keep the minutes of the meetings of the Stockholders, the Board, the Executive Committee and such other committees as the Board shall designate; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) keep or cause to be kept a register of the post office address of each Stockholder which shall be furnished by such Stockholder; (d) sign with the President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board; (e) have general charge of the stock transfer books of the Corporation; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Board or the Executive Committee.
     Section 6.11 Treasurer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.4; (c) prepare, or cause to be prepared, such reports as shall be requested by the Directors, the Executive Committee or the Chief Executive Officer; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Board or the Executive Committee.
     Section 6.12 Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the Board or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign with the President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board. The Assistant Treasurers shall, respectively, if required by the Board, give bonds for the
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faithful discharge of their duties in such sums and with such sureties as the Board shall determine.
ARTICLE VII
Contracts, Loans, Checks and Deposits
     Section 7.1 Contracts. Subject to the provisions of Section 6.1, the Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 7.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board (or a resolution of a committee of Directors pursuant to authority conferred upon the committee). Such authority may be general or confined to specific instances.
     Section 7.3 Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board.
     Section 7.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.
ARTICLE VIII
Certificates of Stock
     Section 8.1 Issuance. Each Stockholder of this Corporation whose shares have been fully paid up shall be entitled to a certificate or certificates showing the number of shares registered in his name on the books of the Corporation. The certificates of stock of the Corporation shall be in such form as may be determined by the Board, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares, shall be signed by the President and by the Secretary or Assistant Secretary, shall bear the seal of the Corporation and shall be countersigned by any Transfer Agent and Registrar designated and appointed by the Board. If any stock certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer and the seal of the Corporation thereon may be facsimile. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity (if any) to the Corporation as the Board may prescribe. Certificates shall not be issued representing fractional shares of stock.
     Section 8.2 Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person
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claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require ~~andlor~~and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 8.3 Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfer of shares shall be made only on the books of the Corporation by registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the Transfer Agent.
     Section 8.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
     Section 8.5 Regulations. The Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation.
     Section 8.6 Legends. The Board shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
ARTICLE IX
Dividends
     Section 9.1 Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Such declaration and payment shall be at the discretion of the Board.
     Section 9.2 Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
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ARTICLE X
Miscellaneous
     Section 10.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.
     Section 10.2 Books. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at the offices of the Corporation in Fort Worth, Texas, or at such other place or places as may be designated from time to time by the Board.
     Section 10.3 Securities of Other Corporations. With the prior approval of a majority of the Corporation’s Board, the Chairman of the Board, the President, or any Vice President, the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities.
     Section 10.4 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the Board and members of a committee of the Board may participate in and hold a meeting of such Stockholders, Board or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 10.5 Invalid Provisions. If any part of these By-laws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.
     Section 10.6 Mortgages, etc. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board authorizing such execution expressly state that such attestation is necessary.
     Section 10.7 Headings. The headings used in these By-laws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
     Section 10.8 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.
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ARTICLE XI
Amendment
     These By-laws may be altered, amended or repealed by a majority of the Board present at any regular meeting of the Board without prior notice, or at any special meeting of the Board if notice of such alteration, amendment or repeal be contained in the notice of such special meeting. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation of the Corporation, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required for the alteration, amendment, or repeal of the By-laws or adoption of new By-laws by the Stockholders of the Corporation.
ARTICLE XII
Indemnification
     Section 12.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise.
     Section 12.2 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.
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     Section 12.3 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
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